EX-99.1


FOR IMMEDIATE RELEASE

OMAHA, Neb., May 12, 1999 -- ConAgra, Inc. (NYSE: CAG) today announced a restructuring initiative as the next step in Operation Overdrive, the company's major strategic thrust to spur top line growth and reduce expenses to power premium earnings growth. ConAgra is targeting annual savings of $600 million and substantial profit margin improvement by leveraging the collective strengths of its operating companies.

Operation Overdrive

"Operation Overdrive began last summer with plans for extensive benchmarking analysis, a framework for instilling ConAgra-wide teamwork, and a series of moves to strengthen our company's operating and corporate staff leadership," said Bruce Rohde, ConAgra's chairman and chief executive officer. "Since then, we've launched ConAgra's strategic sourcing initiative and expanded Operation Overdrive to encompass an array of other cost-cutting and sales-enhancing initiatives. The restructuring initiative announced today will help us achieve our Overdrive goals.

"Why call it 'Overdrive?' Overdrive is a gear that increases an engine's power output by leveraging its horsepower, while reducing fuel consumption and engine wear. Similarly, the name 'Overdrive' aptly describes our efforts to boost ConAgra's sales and earnings by leveraging our resources while reducing expenses."

Team ConAgra

"A fundamental underpinning of Operation Overdrive is ConAgra's intensified focus on leveraging the collective strengths of our operating companies," said Mr. Rohde. "We are tapping a heightened commitment to ConAgra-wide teamwork to share best practices among our 80-plus operating companies so we can buy better, manufacture better and distribute better. We believe that the power of Team ConAgra will help us accelerate top line and bottom line growth."

Overdrive Objectives

Over ConAgra's next three fiscal years starting this June, Operation Overdrive is expected to help ConAgra achieve the following results:

       -- Generate annual savings accelerating to $600 million to reinvest in profitable top line growth and bolster earnings. Two-thirds of the savings are expected to come from Operation Overdrive initiatives other than restructuring;
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       --    Expand  pretax  profit  margins 50 percent to 6.5 percent  from 4.3 percent; and

       -- Achieve ConAgra's trend line earnings growth objective by averaging at least 14-percent annual earnings-per-share growth, excluding non-recurring charges.

Mr. Rohde said, "We'll begin to reap significant Operation Overdrive benefits in ConAgra's fiscal year 2000, which starts next month. In fiscal year 2000, we expect double-digit earnings growth, and we are targeting earnings-per-share growth of at least 14 percent, excluding non-recurring charges."

Restructuring Initiatives And Investment

"We plan to grow ConAgra on a stronger, more competitive production and distribution base," Mr. Rohde said. "To carry out Operation Overdrive, we are restructuring to eliminate less efficient capacity, reduce overhead and streamline ConAgra for the pursuit of aggressive growth. We deeply regret that a necessary initial outcome of restructuring is a reduction in ConAgra's workforce. However, we also will invest about $200 million and create new jobs over the next two years to extract full value from consolidated facilities."

ConAgra will close at least 15 production plants, close at least 70 storage, distribution and smaller processing facilities, exit approximately 20 small non-core businesses or lines of business, and reduce the company's workforce by approximately 7,000 employees. Specific facilities and businesses will not be identified publicly until after affected employees have been notified.

Accounting for these items will generate pretax charges of approximately $810 million spread over three years, with most incurred in the first year, starting with approximately $420 million in fiscal year 1999's fourth quarter ending May 30, 1999. Of the total charges, about $180 million is expected to be a cash expense, offset partially by $90 million in cash proceeds from business and facility dispositions. Pretax savings are projected at $100 million in fiscal year 2000, $150 million in fiscal year 2001 and $200 million in fiscal year 2002.

With Operation Overdrive's continuing emphasis on streamlining and increasing efficiency, ConAgra expects to identify additional restructuring initiatives and related charges of up to $400 million, beyond the $810 million identified above, during the next two years.

Driving Top Line Growth

Mr. Rohde noted, "Operation Overdrive ultimately is more about profitable top line growth than cost reduction. Overdrive's substantial savings will generate additional funds to invest in
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supply chain management, product innovation, brand equities, marketing execution and acquisitions."

Branded food products, led by 25 $100-million brands, power well over half of ConAgra's earnings. As part of Operation Overdrive, ConAgra has strengthened marketing leadership focused on top line growth driven by ConAgra's operating companies acting individually and in concert. "We expect that collaborative product development and marketing will provide extra lift to volume growth in the grocery sector," said Mr. Rohde.

Mr. Rohde continued, "In the foodservice sector, ConAgra is the U.S. leading manufacturer of foodservice products. With Operation Overdrive we are harnessing and channeling the potential of our diverse foodservice operations through ConAgra's Foodservice Sales Company created earlier this fiscal year. We are organizing around our foodservice customers to serve their needs more efficiently."

Strategic Sourcing

ConAgra's strategic sourcing initiative is aimed at becoming a much more efficient customer by leveraging ConAgra-wide annual procurement of $18 billion of commodity inputs, raw materials, packaging and other basic goods and services. ConAgra is presently implementing strategic sourcing actions in more than a dozen procurement categories, ranging from packaging to ocean freight, involving purchasing from external sources.

ConAgra also intends to source internally an additional $1 billion of goods and services previously procured outside ConAgra. Internal sourcing will keep more profit margin inside ConAgra and enable source businesses to use capacity more efficiently and profitably.

Mr.  Rohde  commented,   "Our  strategic   sourcing   opportunity  is  huge.  We
conservatively estimate that ConAgra will achieve at least $250 million per year in sustainable savings and profit leverage within three years."

Operational Improvement

Operation Overdrive also involves benchmarking ConAgra's operating companies and elevating their business processes to best practices. Mr. Rohde stated, "Some of our businesses can legitimately claim best-in-industry status, but others have significant room for improvement in inventory and receivables management, marketing effectiveness, manufacturing efficiency and support systems and staffing. We expect that Operation Overdrive's aggressive programs to close performance gaps will lead to at least $200 million more in annual expense reduction and profit contribution."

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Company Description

ConAgra is a diversified international food company. ConAgra employs approximately 83,000 people at about 250 production facilities and 1,150 total locations. The company's annual sales exceed $24 billion. ConAgra's leading food brands include Act II, Armour, Banquet, Blue Bonnet, Butterball, Chun King, Cook's, County Line, Country Pride, Decker, Eckrich, Egg Beaters, Fleischmann's, Healthy Choice, Hebrew National, Hunt's and Hunt's Snack Pack, Inland Valley, La Choy, Marie Callender's, Orville Redenbacher's, Parkay, Peter Pan, Slim Jim, Swift Premium, Swiss Miss, Van Camp's, and Wesson.

Operation Overdrive Discussion

An audio discussion of Operation Overdrive by ConAgra executives Bruce Rohde, chairman and chief executive officer, Jim O'Donnell, executive vice president, chief financial officer and corporate secretary, and Walt Casey, senior vice president, investor relations and business analysis will be aired at 4:00 p.m. Central Daylight Time today, May 12, 1999, and will be repeated through 5:00 p.m. Central Daylight Time on May 26, 1999. To listen, access http://www.videonewswire.com/CONAGRA/051299 on the Internet, or dial
(800)-964-4185.

Forward-Looking Statements

This news release contains forward-looking  statements that reflect management's
current  views  and  estimates  of  future  economic   circumstances,   industry
conditions, company performance and financial results.

The statements are based on many assumptions and factors including availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital and actions of governments. Any changes in such assumptions or factors could produce significantly different results.